Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Body Central Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2013 annual meeting of stockholders of Body Central Corp. (the "Company") will be held at the River Club, One Independent Drive, 35th Floor, Jacksonville, Florida 32202, on Wednesday, May 15, 2013, beginning at 9:00 a.m. Eastern time.

        The meeting will be held for the following purposes:

          1.     to elect the two nominees as directors named in the attached proxy statement to serve terms expiring at the annual meeting of stockholders to be held in 2016 or until their successors have been elected and qualified;

          2.     to approve an advisory resolution approving executive compensation for fiscal year 2012;

          3.     to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered certified public accounting firm for fiscal 2013; and

          4.     to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on March 18, 2013 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

        It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares via the Internet or by telephone, as instructed on the Notice of Internet Availability of Proxy Materials or as instructed on the accompanying proxy. If you received or requested a copy of the proxy card by mail, you may submit your vote by completing, signing, dating and returning the proxy card by mail. We encourage you to vote via the Internet or by telephone. These methods save us significant postage and processing charges. Please vote your shares as soon as possible. This is your annual meeting and your participation is important.

By Order of the Board of Directors,
Timothy J. Benson Secretary

Dated: April 4, 2013

Body Central Corp.
6225 Powers Avenue
Jacksonville, Florida 32217

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 15, 2013

PROXY STATEMENT

        The board of directors of Body Central Corp. is soliciting proxies to be voted at the annual meeting of stockholders to be held on Wednesday, May 15, 2013, beginning at 9:00 a.m., eastern time, at the River Club, One Independent Drive, 35th Floor, Jacksonville, Florida 32202, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement, the accompanying form of proxy and the Company's annual report are being sent to stockholders on or about April 4, 2013.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

        In accordance with regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we may now furnish these materials on the Internet unless the stockholder has previously requested to receive these materials by mail or e-mail. On or about April 4, 2013, we mailed to our stockholders who have not previously requested to receive these materials by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and to vote online. The Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the Notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report unless you follow the instructions for requesting these materials included in the Notice.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

        Our board of directors is soliciting proxies for the 2013 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 18, 2013 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

        The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our board and board committees, the compensation of directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

If I previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail and wish to access these materials via the Internet or via electronic delivery in the future, what should I do?

        If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future, which can help us achieve a substantial reduction in our printing and mailing costs.

        If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by visiting the following website: www.proxyvote.com.

        Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:

Body Central Corp.
Attn: Timothy J. Benson
6225 Powers Avenue
Jacksonville, Florida 32217
(904) 737-0811

        If you hold your shares in an account at a brokerage firm or bank participating in a "street name" program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

        If you choose to receive your proxy materials by accessing the Internet, then before next year's annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

How can I obtain paper copies of the proxy materials, 10-K and other financial information?

        Stockholders can access our 2013 proxy statement, Form 10-K and other filings with the SEC, our corporate governance policies, and other stockholder information on the investor relations page of our website www.bodycentral.com (also accessible under the URL www.bodyc.com).

        If you elected to receive our stockholder materials via the Internet or via electronic delivery, you may request paper copies by written request addressed to:

Body Central Corp.
Attn: Timothy J. Benson
6225 Powers Avenue
Jacksonville, Florida 32217
(904) 737-0811

        We will also furnish any exhibit to the Form 10-K for the year ended December 29, 2012, if specifically requested.

Who is entitled to vote at the meeting?

        Holders of common stock as of the close of business on the record date, March 18, 2013, will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the record date, we had outstanding and entitled to vote 16,436,154 shares of common stock.

How many votes do I have?

        Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

        Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver's license, state identification or passport). If a stockholder's shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

        Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock issued and outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.

        Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote?

        If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

        Our board of directors has designated Brian Woolf and Timothy J. Benson, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

        Voting by Telephone or Through the Internet.    If you are a registered stockholder (that is, if you own shares in your own name and not through a broker, bank or other nominee that holds shares for your account in a "street name" capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m., eastern time, on May 14, 2013. Please see the Notice of Internet Availability or proxy card for instructions on how to access the telephone and Internet voting systems.

        Voting by Proxy Card.    Each stockholder electing to receive stockholder materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

        If you hold your shares in "street name," you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

        Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals designated as proxies will vote your shares FOR the ratification of our auditors. The board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies' discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

        Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the secretary of the Company or mailing a proxy bearing a later date, submitting your proxy again by telephone or over the Internet or by attending the annual meeting and voting in person. For shares you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

        We are soliciting this proxy on behalf of our board of directors and will pay all expenses associated with this solicitation. We have hired Morrow & Co., LLC., a proxy solicitation firm to assist us in soliciting proxies for a fee of $7,500 plus reimbursement for certain out-of-pocket expenses. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will stockholders be asked to vote on any other matters?

        To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

        Directors are elected by a plurality of the votes cast at the meeting, which means that the two nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. A properly executed proxy marked

"withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        The advisory resolution on executive compensation, commonly referred to as a "say-on-pay" resolution, is non-binding on the board of directors. Although the vote is non-binding, the board of directors and the compensation committee will review the voting results in connection with their ongoing evaluation of the Company's compensation program.

        The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for fiscal 2013 requires the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting.

How are votes counted?

        In the election of directors, you may vote "FOR" all or some of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. You may not cumulate your votes for the election of directors. For all other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against the advisory resolution on executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for fiscal 2013.

        If you hold your shares in street name, the Company has supplied copies of its proxy materials for its 2013 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee is permitted to vote your shares on the appointment of PricewaterhouseCoopers LLP as our independent auditor without receiving voting instructions from you. In contrast, all other proposals are "non-discretionary" items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called "broker non-votes" will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of any vote because in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal.

What should I do if I receive more than one set of voting materials?

        You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

 PRINCIPAL STOCKHOLDERS

        The following table sets forth information known to the Company regarding beneficial ownership of the Company's common stock, as of March 18, 2013, by each person known by the Company to own more than 5% of our common stock, each director and each of the executive officers identified in the Summary Compensation Table and by all of its directors and executive officers as a group. The table lists the number of shares and percentage of shares beneficially owned based on 16,436,154 shares of common stock outstanding as of March 18, 2013. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
5% Stockholders:
FMR, LLC(2)	2,074,985	12.6%
North Run Capital, LP(3)	1,400,000	8.5%
Executive Officers and Directors
Brian Woolf	150,000	*
Thomas W. Stoltz(4)	29,400	*
John K Haley	16,451	*
Matthew Swartwood(5)	10,585	*
Robert Glass	10,465	*
Donna R. Ecton	10,251	*
David A. Katz	5,647	*
Scott M. Gallin	3,351	*
All Directors, director nominees and executive officers as a group (eight persons)	236,150	1.4%

*
Less than one percent

(1)
Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our stock shown as beneficially owned by them. Unless otherwise indicated below, the business address of each of our named executive officers and directors is 6225 Powers Avenue, Jacksonville, Florida 32217.

(2)
Information based on Schedule 13G filed on February 14, 2013. Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts, 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,344,320 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Dividend Growth Fund, amounted to 1,045,408 shares of the Common Stock outstanding. Fidelity Dividend Growth Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds each has sole power to dispose of the shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Pyramis Global Advisors Trust Company ("PGATC")

  resides at 900 Salam Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 730,665 shares of outstanding common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole disposition power or to direct voting of the shares of common stock owned by the institutional accounts managed by PGATC.

(3)
Information based on Form 13F filed on February 14, 2013. North Run Capital, LP. has sole voting power and sole investment power over the shares. The address for North Run Capital, LP is One International Place, Suite 2401, Boston, MA 02110.

(4)
Includes 4,489 shares of common stock issuable upon exercise of options exercisable within 60 days of March 18, 2013.

(5)
Includes 2,429 shares of common stock issuable upon exercise of options exercisable within 60 days of March 18, 2013.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and greater than 10% stockholders file reports of ownership and changes of ownership of common stock with the Securities and Exchange Commission and the NASDAQ Global Market. Based on a review of the Securities and Exchange Commission filed ownership reports during fiscal 2012, the Company believes that all Section 16(a) filing requirements were met during fiscal 2012, except for a late Form 4 reporting of the stock option and restricted award grants made to each of B. Allen Weinstein, Beth R. Angelo, Thomas W. Stoltz and Matthew Swartwood related to April 16, 2012 equity award grants.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

        The Company's amended and restated bylaws provide that the number of directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The number of authorized directors as of the date of this proxy statement is six. The board of directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

        The term for two directors will expire at this 2013 annual meeting. The two nominees named below are the only individuals that our board has nominated for election to the board at this 2013 annual meeting. Directors elected at the 2013 annual meeting will hold office for a three-year term expiring at the annual meeting in 2016 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of the Company.

        All of the nominees have indicated to the Company that they will be available to serve as directors. If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the annual meeting, the board may, prior to the annual meeting, (i) reduce the size of the board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time. The information presented below for the director nominees has been furnished to the Company by the director nominees and directors.

        In selecting directors, we consider factors that are in our best interests and those of our stockholders, including diversity of backgrounds, experience and competencies that our board of directors desires to have represented. These competencies include: independence; adherence to ethical standards; the ability to exercise business judgment; substantial business or professional experience and the ability to offer our management meaningful advice and guidance based on that experience; ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by our board of directors together with any core competencies or technical expertise necessary for our committees. We believe that each director and director nominee possesses these qualities and has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and to our board of directors.

        The experience, qualifications, attributes and skills that caused the nominating and corporate governance committee and the board to determine that the persons should serve as a director of our Company are described in each director nominee's and each director's biography below.

Director Nominees for Three Year Terms That Will Expire in 2016:

        John K. Haley, age 62, became a member of our board of directors and chair of our audit committee upon the completion of our initial public offering in October 2010. From 1988 through September 2009, Mr. Haley was a partner of the international accounting firm of Ernst & Young LLP, where he worked for more than 30 years. Mr. Haley served nearly 20 years in Ernst & Young's audit practice and from 1998 until his retirement in 2009 served in a number of leadership roles in the firm's transaction advisory services group. Mr. Haley serves as a director of General Growth Properties, Inc., a landlord to approximately 33 of our stores. Mr. Haley holds a degree in accounting from Northeastern University and has completed executive programs at Harvard Business School, Northwestern University and Babson College. Mr. Haley brings to our board of directors over 30 years of financial experience in public accounting.

        Robert Glass, 66, has served as a member of our board of directors since August 2012. Mr. Glass has 38 years of retail leadership experience, most recently serving as President-COO and CFO at Loehmann's for 16 years, from 1994 until his retirement in June 2010. During Mr. Glass's tenure at Loehmann's, he led the company through an IPO, two private transactions and an organizational and financial restructuring. Mr. Glass's professional experience, prior to Loehmann's, included CEO of Valley Advisors, a privately held furniture retailer, COO of Thrifty Drug, a $2 billion retail drug store chain, and COO and CFO of Gold Circle Stores, a Division of Federated Department Stores. Mr. Glass received an MBA degree from Baruch College of the City University of New York.

Required Vote:

        Directors are elected by a plurality of the votes cast at the meeting, which means that the two nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to that director or directors, although it will be counted for purposes of determining whether there is a quorum.

Recommendation:

        Our board of directors unanimously recommends that our stockholders vote "FOR" each of the director nominees listed above.

Directors Not Being Elected in 2013:

        The directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or until their respective successors are elected and qualified, or until their earlier death, resignation or removal. Information regarding each of such directors is provided below.

Directors Whose Terms Will Expire in 2014:

        Scott M. Gallin, age 40, has served as a member of our board of directors since October 2006. Mr. Gallin has been a managing director of PineBridge Investments, a multi-strategy investment manager, where he has worked since 2002. Additionally, Mr. Gallin is an adjunct professor of finance and economics at Columbia Business School, where he has taught courses since 2003 on private equity. He has also previously taught at the University of California, Berkeley's Haas School of Business and at the Tsinghua University in Beijing, China. Mr. Gallin has served on the board of directors of Flash Global Logistics, a global supply logistics company, a private company, since April 2007. Mr. Gallin has also served on the Board of Directions of Convergent Surgical Partners, Inc. since January of 2013. Mr. Gallin previously served on the boards of directors of Faith Media Holdings, a media company, from June 2006 to December 2006, Best Brands Corp., a distributor and manufacturer of baking products, from December 2006 to March 2010, Everest Connections, a broadband communications company, from June 2006 to February 2008, Medispectra Inc., a medical device company, from February 2007 to June 2007, and Legendary Pictures, a motion picture production company, from June 2009 to September 2010, each a private company. Prior to joining PineBridge, he worked for Kluge & Co., an affiliate of Metromedia Company that is responsible for executing and managing venture-stage, growth equity and buyout transactions. Mr. Gallin received B.A. and M.A. degrees in 1995 from the University of Pennsylvania and an M.B.A. degree in 2002 from Columbia Business School. He was awarded a Fulbright Scholarship in 1995. As a professor and a professional with more than 15 years of experience in the private equity sector and with experience serving on numerous boards, Mr. Gallin brings to our board of directors a strong financial and business acumen.

        Donna R. Ecton, age 65, has served as a member of our board of directors since May 2011. Ms. Ecton is chairman and chief executive officer of the management consulting firm EEI Inc., which she founded in 1998. Ms. Ecton has been a member of the board of directors of CVR GP, LLC, the general partner of CVR Partners, LP, a nitrogen fertilizer business, since March 2008. Ms. Ecton served as a board member of H&R Block, Inc. from 1993 to 2007, a board member of PETsMART, Inc. from 1994 to 1998, PETsMART's chief operating officer from 1996 to 1998, and as chairman, president and chief executive officer of Business Mail Express, Inc., a privately held expedited print/mail business, from 1995 to 1996. Ms. Ecton was president and chief executive officer of Van Houten North America Inc. from 1991 to 1994 and Andes Candies Inc. from 1991 to 1994. She has also held senior management positions at Nutri/System, Inc. and Campbell Soup Company. Ms. Ecton is a member of the Council on Foreign Relations in New York City. She was also elected to and served on Harvard University's Board of Overseers. Ms. Ecton received a B.A. in economics from Wellesley College and an M.B.A. from the Harvard Graduate School of Business Administration. Ms. Ecton brings to our board of directors over 30 years of business experience, including her experience in the retail sector and prior service as a director of several public companies.

Directors Whose Terms Will Expire in 2015:

        David A. Katz, age 41, has served as a member of our board of directors since February 16, 2012. Mr. Katz is the founder and chief executive officer and member of the Board of Directors of Sports Media Ventures, Inc., a digital sports company. Prior to founding Sports Media Ventures, Inc. in 2007, Mr. Katz served as the head of sports and entertainment at Yahoo! Inc. from 2005 to 2006, and as senior vice president, strategic planning and interactive ventures for CBS from 1997 to 2005. Mr. Katz was a management consultant with McKinsey & Company in New York from 1995 to 1997. Mr. Katz currently serves on the advisory boards of the World Congress of Sports, University of Southern California's Center for the Digital Future and the Wharton Sports Business Initiative. Mr. Katz earned a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania and a Masters in Management Studies from Cambridge University. Mr. Katz brings to our board of directors significant knowledge of digital content, marketing and website development.

        Brian Woolf, age 64, was appointed Chief Executive Officer on February 5, 2013. In connection with his appointment as the Company's Chief Executive Officer, the Company's Board of Directors appointed Mr. Woolf as a member of the Company's Board of Directors to fill a prior vacancy, effective as of February 5, 2013. Prior to joining the Company, Mr. Woolf was Group President for Lane Bryant, Lane Bryant Outlet Stores and Cacique from March 2011 until September 2012. In this role, he led all aspects of the business including merchandising, sourcing, design and store operations. Mr. Woolf previously served as President of Lane Bryant from July 2008 until March 2011. Mr. Woolf previously spent eight years from October 2000 to January 2008 as the Chairman of the Board and Chief Executive Officer of Cache. He has also served as EVP, Merchandising for The Limited from 1999 to 2000 and spent over 20 years at Macy's/Federated Department Stores at the start of his career. Mr. Woolf earned a Bachelor of Arts degree from New York University and attended New York University Graduate School of Business.

        Other than Mr. Glass, none of our directors have served on a board of directors of a company that has filed a petition under the federal bankruptcy laws or any state insolvency laws in the last 10 years. Mr. Glass was the President-COO and CFO at Loehmann's from 1994 until his retirement in June 2010. Loehmann's filed a petition under the federal bankruptcy laws in November of 2010.

 CORPORATE GOVERNANCE

Board Composition

        Our amended and restated bylaws provide that our board of directors consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our board of directors currently consists of six members. Our board of directors is divided into three classes, with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders.

        Upon expiration of the term of a class of directors, directors for that class will be elected for a new three-year term at the annual meeting of stockholders in the year in which the term expires. Each director's term is subject to the election and qualification of his successor, or his earlier death, resignation or removal. Any vacancies on our board of directors may be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors makes it more difficult for a third party to acquire control of our Company.

Board Leadership Structure

        Mr. Haley, a non-employee, independent director, serves as Chairman of our board of directors. We support separating the position of Chief Executive Officer and Chairman to allow our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead our board of directors in its fundamental role of providing advice to, and independent oversight of, management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position as well as the commitment required to serve as our Chairman. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors.

        While our amended and restated bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our board of directors believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for us at this time.

Board Role in Risk Oversight

        Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its audit committee, is responsible for overseeing our management and operations, including overseeing its risk assessment and risk management functions. Our board of directors has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. Our board of directors has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our audit committee regularly reports to our board of directors with respect to its oversight of these important areas. Our compensation committee is responsible for overseeing the risks associated with our compensation policies and practices. Our nominating and corporate governance committee is responsible for planning and managing the risks associated with succession planning.

Compensation Policies and Practices and Risk Management

        The board considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the board does not see them as encouraging risk taking. Employees are also eligible to receive a portion of their total compensation in the form of annual cash bonus awards. While the annual cash bonus awards focus on achievement of annual goals and could encourage the taking of short-term risks at the expense of long-term results, the Company's annual cash bonus awards represent only a portion of eligible employees' total compensation and are tied to both corporate performance measures and individual performance. Furthermore, the payout opportunities under the annual cash bonus plan are capped, and both the specific metrics and the required performance goals are reviewed and approved by the Compensation Committee. The board believes that the annual cash bonus awards appropriately balance risk with the desire to focus eligible employees on specific goals important to the Company's success and do not encourage unnecessary or excessive risk taking.

        The compensation committee also provides named executive officers as well as other key employees long-term equity awards to help further align their interests with the Company's interests and those of our stockholders. The board believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee's tenure or at various intervals to provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives and senior managers have significant value tied to the Company's long-term corporate success and performance. In addition, as part of its 2011 compensation review, the compensation committee established stock ownership guidelines for our non-employee directors and named executive officers.

        The board believes that our compensation philosophy and programs encourage employees to strive to achieve both short- and long-term goals that are important to the Company's success and building stockholder value, without promoting unnecessary or excessive risk taking. The board has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on the Company.

Code of Conduct and Ethics

        Our code of business conduct and ethics applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at www.bodycentral.com (also accessible under the URL www.bodyc.com). Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Number of Meetings of the Board of Directors

        The board held 14 meetings during fiscal 2012. Directors are expected to attend board meetings and committee meetings for which they serve, and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each incumbent director attended at least 75% of the aggregate number of meetings of the board and the board committees on which he or she served during the 2012 fiscal year.

Attendance at Annual Meetings of the Stockholders

        The Company has no policy requiring directors and director nominees to attend its annual meeting of stockholders; however, all directors and director nominees are encouraged to attend.

Director Independence

        The rules of the Nasdaq Global Market require that our board be comprised of a majority of "independent directors" and that the audit committee, compensation committee and corporate governance and nominating committee each be comprised solely of "independent directors," as defined under applicable Nasdaq rules.

        Our board of directors has determined that Messrs., Haley, Katz, Gallin, Glass and Ms. Ecton each qualify as an independent director under the corporate governance rules of the Nasdaq Global Market. In making these determinations, our board of directors affirmatively determined that Mr. Haley does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination our board of directors considered that Mr. Haley sits on the board of directors of General Growth Properties, Inc., a landlord to approximately 33 of our stores.

Communications between Stockholders and the Board

        Stockholders may send communications to the Company's directors as a group or individually, by writing to those individuals or the group: c/o the Corporate Secretary, 6225 Powers Avenue, Jacksonville, Florida 32217. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

Committees of the Board of Directors

        Our board of directors has established an executive committee, an audit committee, a compensation committee and a corporate governance and nominating committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

        Executive Committee.    Our executive committee consists of our Chairman of the Board and each chairman of the audit committee, the compensation committee and the corporate governance and nominating committee. The executive committee is authorized by a resolution of the board of directors establishing the committee to handle ministerial matters requiring board approval. The executive committee may not declare dividends or perform functions reserved under Delaware law or the rules of NASDAQ for the full board of directors. During 2012, the executive committee also acted as a search committee to lead the Company's search for a new chief executive officer.

        During 2012, our Executive Committee met 30 times. The 2012 meetings were primarily devoted to CEO transition issues and search committee matters, including meetings regarding our CEO's retirement and our CFO's promotion to COO and interim CEO, as well as numerous interviews with CEO candidates.

        Audit Committee.    Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Messrs. Haley, Gallin and Glass and Ms. Ecton. Mr. Haley is the chairman of our audit committee and qualifies as our "audit committee financial expert." Our audit committee has responsibility for, among other things:

  •
  selecting and hiring our independent registered certified public accounting firm and approving the audit and non-audit services to be performed by our independent registered certified public accounting firm;

  •
  evaluating the qualifications, performance and independence of our independent registered certified public accounting firm;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

  •
  reviewing the adequacy and effectiveness of our internal control policies and procedures;

  •
  discussing the scope and results of the audit with the independent registered certified public accounting firm and reviewing with management and the independent registered certified public accounting firm our interim and year-end operating results; and

  •
  preparing the audit committee report required by the SEC to be included in our annual proxy statement.

        Our board of directors has adopted a written charter for our audit committee, which is available on our website at www.bodycentral.com (also accessible under the URL www.bodyc.com). The audit committee held 12 meetings in fiscal 2012.

        Compensation Committee.    Our compensation committee consists of Messrs. Gallin and Katz and Ms. Ecton. Ms. Ecton is the chairman of our compensation committee. The compensation committee is responsible for, among other things:

  •
  reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements and any other benefits or compensation.

  •
  reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

  •
  recommending the compensation of our directors;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis" disclosure required by SEC rules;

  •
  preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

  •
  administrating, reviewing and making recommendations with respect to our equity compensation plans.

        Our board of directors has adopted a written charter for our compensation committee, which is available on our website at www.bodycentral.com (also accessible under the URL www.bodyc.com). The compensation committee held 15 meetings in fiscal 2012. In addition to its regular annual agenda items, the committee held several meetings related to compensation matters associated with the CEO transition and hiring of senior executives.

        Corporate Governance and Nominating Committee.    Our corporate governance and nominating committee consists of Messrs. Gallin and Glass and Ms. Ecton. Mr. Gallin is the chairman of our corporate governance and nominating committee. The corporate governance and nominating committee is responsible for, among other things:

  •
  assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our board of directors;

  •
  reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

  •
  reviewing succession planning for our executive officers;

  •
  overseeing the evaluation of our board of directors and management; and

  •
  recommending members for each board committee of our board of directors.

        Our board of directors has adopted a written charter for our corporate governance and nominating committee, which is available on our website at www.bodycentral.com (also accessible under the URL www.bodyc.com). The corporate governance and nominating committee held 5 meetings in fiscal 2012.

        The board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the board, to the Company and its stockholders. Desired qualities to be considered include: high-level leadership experience in business or administrative activities and significant accomplishment; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; availability for meetings and consultation on Company matters; willingness to assume broad fiduciary responsibility; and willingness to become a Company stockholder.

        The corporate governance and nominating committee considers all nominees for election as directors of the Company, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. To date, the Company has not retained a consultant to assist in identifying or evaluating potential nominees. In evaluating candidates, the committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the corporate governance and nominating committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described below.

  Procedure for Stockholder Recommendations to the Corporate Governance and Nominating Committee for Potential Director Nominees

        The corporate governance and nominating committee will consider written recommendations from stockholders for potential nominees for director. The names of suggested nominees, together with the information set forth below, should be submitted for consideration to our Corporate Secretary, at our address set forth on page 1 of this proxy statement, no later than December 3, 2013. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder Recommendation for Director."

        In order to be a valid submission for recommendation to the corporate governance and nominating committee for a potential nominee, the form of recommendation must set forth:

  •
  Biographical information about the candidate and a statement about his or her qualifications;

  •
  Any other information required to be disclosed about the candidate under the Securities and Exchange Commission's proxy rules (including the candidate's written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

  •
  The names and addressed of the stockholder(s) recommending the candidate for consideration and the number of shares of our common stock beneficially owned by each.

  Procedure for Stockholder Nominations for Director

        A stockholder wishing to nominate their own candidate for election to our board at our 2014 annual meeting must deliver timely notice of such stockholder's intent to make such nomination in writing to the Corporate Secretary at our principal executive offices. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the annual meeting. In the event that less than 70 days notice or public disclosure of the annual meeting is given to stockholders, notice must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. In accordance with our amended and restated bylaws, stockholder nominations which do not comply with the submission deadline are not required to be recognized by the presiding officer at the annual meeting. Timely nominations will be brought before the meeting but will not be part of the slate nominated by our board of directors and will not be included in our proxy materials.

        To be in proper form, a stockholder's notice must set forth:

  (i)
  as to each person whom the stockholder proposes to nominate for election as a director at such meeting

  (A)
  the name, age, business address and residence of the person,

  (B)
  the principal occupation or employment of the person,

  (C)
  the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and

  (D)
  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and

  (ii)
  as to the stockholder giving the notice

  (A)
  the name and record address of such stockholder,

  (B)
  the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder,

  (C)
  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

  (D)
  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice and

  (E)
  any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder Nomination for Director."

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, Messrs. Gallin, Katz, Doolan and Ms. Ecton served on our compensation committee. Mr. Doolan retired from the board of directors in July 2012.

        During the past fiscal year, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

DIRECTOR COMPENSATION

        Our executives who are members of our board of directors do not receive compensation from us for their service on our board of directors. Only those directors who are non-executives are eligible to receive compensation from us for their service on our board of directors. Effective October 2, 2011, our non-executive directors are paid:

  •
  a base annual retainer of $50,000 in cash;

  •
  $1,000 in cash to the members of the executive, audit, compensation and nominating and corporate governance committees for each meeting attended; and

  •
  $50,000 in equity compensation, which is subject to ownership requirements.

  •
  Committee chairs receive a cash retainer in addition to meeting fees. The annual retainer for the audit committee chair is $15,000; the compensation committee chair is $10,000 and governance and nominating chair retainer is $7,500.

  •
  The chairman of the board receives and additional annual retainer of $25,000 in cash and an additional $25,000 in equity compensation.

        We also reimburse directors for reasonable expenses incurred to attend meetings of our board of directors or committees.

Director Compensation For 2012

        The following table sets forth information regarding the compensation of our non-executive directors for their service on our board of directors for fiscal year 2012:

	Fees Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Martin Doolan(2)	$64,412	—	—	$64,412
Donna R. Ecton(3)	$116,500	$49,997	—	$166,497
Scott M. Gallin	$118,000	$49,997	—	$167,997
Jack K. Haley(4)	$124,363	$72,320	—	$196,683
Robert Glass(5)	$25,681	$38,628	—	$64,309
David A. Katz(6)	$71,000	$60,844	—	$131,844
Jerrold Rosenbaum(7)	$23,077	—	—	$23,077

(1)
The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, except that in accordance with SEC rules, the amounts do not reflect an estimate for forfeitures related to service-based vesting conditions. Refer to Note 8 included in our Annual Report on Form 10-K for the year ended December 29, 2012 for a discussion of the assumptions made in determining the valuation of stock awards.

(2)
Fees are paid to the Doolan Family First Limited Partnership, of which Mr. Doolan is managing general partner, in lieu of payment to Mr. Doolan directly. Mr. Doolan resigned as Chairman of the Board effective July 3, 2012. Mr. Doolan was awarded restricted stock on May 24, 2012 valued at $74,988 that was subsequently forfeited as it was unvested at the time of his retirement in July 2012.

(3)
Fees are paid directly to EEI, Inc., of which Ms. Ecton is the sole shareholder.

(4)
Jack K. Haley was elected Chairman of the Board upon Mr. Doolans's retirement effective July 3, 2012.

(5)
Mr. Glass was appointed to the Board of Directors effective August 16, 2012.

(6)
David A. Katz was appointed to the Board of Directors effective February 16, 2012.

(7)
Mr. Rosenbaum received $10,577 for consulting services. Mr. Rosenbaum retired from the Board of Directors effective May 24, 2012.

In 2012, the compensation committee reviewed a study of competitive pay levels. Based on this review, the committee made recommendations, adopted by the Board for the following changes to the director compensation plan. These changes will become effective at the beginning of the next fiscal quarter following the 2013 annual meeting:

  •
  Change committee compensation to a cash retainer structure. Audit and Compensation Committee members will receive an annual cash retainer of $10,000 covering up to eight meetings per year; Governance and Nominating and Executive Committee members will receive an annual cash retainer of $5,000 covering up to four meetings per year. For meetings in excess of the covered meetings indicated, members will receive $1,000 per meeting. These annual retainers will be pro-rated for the remainder of fiscal 2013.

EXECUTIVE OFFICERS

        Certain information regarding our executive officers is provided below:

Name	Age	Position
Brian Woolf	64	Chief Executive Officer and Director
Thomas W. Stoltz	52	Chief Operating Officer, Chief Financial Officer and Treasurer
Andrea Jackson	52	Senior Vice President and General Merchandise Manager
Patti Simigran	53	Senior Vice President of e-Commerce & Direct Merchandising
Matthew R. Swartwood	55	Senior Vice President, Stores

        For information with respect to Brian Woolf, please see the information about the members of our board of directors on the preceding pages.

        Thomas W. Stoltz has served as the Company's Chief Operating Officer, Chief Financial Officer and Treasurer since August 2012 and Executive Vice President, Chief Financial Officer and Treasurer from September 2011 through August 2012. Mr. Stoltz previously served as Chief Financial Officer of Fanatics, LLC from 2008 until September 2011. His prior employment includes serving as Chief Financial Officer of Cato Corporation from 2006 to 2008, Citi Trends, Inc. from 2000 to 2006, and Factory Card Outlet from 1996 to 1998. He has also held senior financial positions with Dollar General Corporation, Food Lion, Inc. and Sharon Luggage and Gifts. Mr. Stoltz has been a licensed CPA in North Carolina since 1985 and graduated from the University of North Carolina at Chapel Hill.

        Andrea Jackson has served as the Company's Senior Vice President and General Merchandise Manager since February 2013. Ms. Jackson previously served as Division Merchandise Manager at Sears Holding Corporation from 2010 to 2012. Her prior employment includes serving as General Merchandise Manager and Managing Director of Sirens/Number 7 Inc. from 2009 to 2010, as Buyer and then Vice President and Divisional Merchandise Manager of The Wet Seal from 2003 to 2009. Prior to this Ms. Jackson served in various merchandising roles at Robinson-May and Chorus Line Corporation. Ms. Jackson has a Bachelor of Arts in Business Management from Union College.

        Patti Simigran has served as Senior Vice President of e-Commerce & Direct Merchandising since January 2013. Ms. Simigran previously served as Executive Vice President and Chief Merchandise Manager at Maurice's from 2010 to 2012. Her prior employment includes serving as President and Chief Merchandising Officer of Tabi International from 2006 to 2010, Senior Vice President of David's Bridal from 2005 to 2006, Senior Vice President of Sears Holding Corporation from 2004 to 2005 and Senior Vice President of Land's End from 1999 to 2004.

        Matthew Swartwood has served as the Company's Senior Vice President, Stores since June 2011. Mr. Swartwood has over 25 years of management experience in the specialty retail apparel industry. From 2006 until 2011, Mr. Swartwood served as Vice President, Retail Store Operations for Vans Retail Stores. Mr. Swartwood also worked in various store operations positions with American Eagle Outfitters, Inc. for 22 years rising to the position of Zone Vice President, Stores West. Mr. Swartwood holds a B.S. degree in Business from North Dakota State University.

COMPENSATION DISCUSSION AND ANALYSIS

        The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation for our Chief Executive Officer and our other executive officers included in the summary compensation table below (the "Named Executive Officers" or "NEOs").

Executive Summary

        Body Central is committed to a strong pay for performance compensation structure that provides competitive pay for the achievement of fiscal and operational objectives and stock price performance. The Company has worked to create a compensation structure that is based upon a pay for performance philosophy and that is also consistent with good corporate governance. Examples of these efforts are:

  •
  Executive compensation and benefits programs are administered by a compensation committee comprised solely of independent directors.

  •
  The compensation committee retains an independent outside compensation consulting firm that reports directly to the compensation committee and performs no other work for the Company.

  •
  The Company gives stockholders the right to vote on "Say-on-Pay" annually.

  •
  The Company has submitted both the annual and long-term incentive plans to stockholders for approval.

  •
  The Company's incentive plans prohibit option re-pricing.

  •
  The compensation committee has established share ownership guidelines for the NEOs and non-employee directors.

  •
  Benefits and perquisites are minimal.

  •
  The Company has adopted and enforces an insider trading policy that prohibits hedging and/or pledging of Company stock.

  •
  There are no tax gross-ups.

        During 2012, the compensation committee reviewed the compensation structure to ensure that executive pay programs met the objectives of encouraging and rewarding strong financial and operating performance. The short-term incentive plan is tied to the Company's financial results, as measured by Company earnings before interest, taxes, depreciation and amortization ("EBITDA"). The compensation committee believes that EBITDA is an effective way to measure the Company's financial and operating performance. Long-term incentives are delivered in a combination of stock options and restricted stock—stock options represent two-thirds of the total long-term grant value; restricted stock represents one-third of the total long-term grant value. Delivering long-term incentives in the form of equity closely ties the interests of executives and stockholders.

        The table below summarizes the allocation of the 2012 compensation opportunity for our named executive officers based upon the primary elements of compensation (base salary, annual cash incentive, stock options and restricted stock).

 Relative Size of Three Key Elements of Compensation Opportunity*

Element	CEO	Average of Named Executive Officers Other than CEO
Base salary	29%	38%
Annual cash incentives	29%	26%
Stock Options	28%	24%
Restricted Stock	14%	12%

*
Opportunity at target for all persons

        In fiscal 2012, the Company's financial results were below expectations, including:

  •
  Net revenue of $311.0 million.

  •
  EBITDA of $25.6 million.

  •
  A 62% decrease in shareholder value (as defined in reduction of stock price from 12/30/11 to 12/28/12).

        Actual compensation paid to our NEOs for 2012 reflects the results of the compensation committee's review in 2011, a market review in 2012, and the Company's overall strong performance in 2011.

  •
  Salaries for our NEOs increased in 2012, other than with respect to Mr. Weinstein, who did not receive an increase, in order to reflect market pay levels, reward individual performance and retain key executive officers. The salary increase for our CFO also represented the increase in responsibility associated with the addition of the COO function;

  •
  There were no bonus or discretionary bonus awards earned by our NEOs for the 2012 fiscal year based on the Company's performance in fiscal 2012; and

  •
  Long-term incentive grants were made based on target market comparisons and internal parity considerations—the actual future value of these awards will be determined by the Company's actual stock price performance over the four-year vesting period.

Compensation Philosophy and Objectives

        Our compensation committee reviews and approves the compensation of our NEOs and oversees and administers our executive compensation approach and initiatives. We believe that our executive compensation approach motivates our NEOs by balancing fixed versus variable payments and cash payments versus equity awards. Our executive compensation approach is based upon a philosophy that is designed to:

  •
  Attract and retain talented executives experienced in our industry;

  •
  Reward executives whose knowledge, skills and performance are critical to our success;

  •
  Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

  •
  Provide competitive upside opportunity without encouraging undue risk-taking;

  •
  Result in below market compensation for performance that falls short of expectations; and

  •
  Recognize the individual contributions each executive officer makes to our success.

Oversight of Compensation

        In determining the amount and form of compensation, the compensation committee considers a number of factors in any given year. The compensation committee considered the results from the stockholder advisory vote on executive compensation for fiscal year 2012 as support for the compensation policies and practices in place for 2012. At the 2012 annual meeting of stockholders, more than 98% of the votes cast on the stockholder advisory vote on executive compensation were in favor of our executive compensation. Our board of directors and our compensation committee value the opinions of our stockholders and are committed to ongoing engagement with our stockholders on executive compensation practices. Our board of directors has determined that our stockholders should vote on a say-on-pay proposal each year in accordance with the preference expressed by stockholders on the "say-on-pay" proposal at our 2011 annual meeting of stockholders.

        The compensation committee meets outside the presence of all of our named executive officers to consider appropriate compensation for our Chief Executive Officer. With respect to our other named executive officers, the compensation committee considers the Chief Executive Officer's input as to performance evaluations and recommended compensation arrangements. In making its decisions, the compensation committee reviews competitive market information provided by its independent advisor, Pearl Meyer & Partners, LLC ("PM&P"). The compensation committee considers this market information, input from the CEO, and its own assessment of individual and Company performance in determining annual compensation levels for the NEOs.

        The compensation committee reviewed market information provided by PM&P that focused on a group of sixteen companies similar to the Company in terms of size and market focus that consisted of:

bebe stores Inc.	dELiAs Inc.
Buckle Inc. (The)	Destination Maternity Corp.
Cache Inc.	Hot Topic Inc.
Casual Male Retail Group Inc.	Pacific Sunwear of California Inc.
Cato Corp (The)	rue21 Inc.
Christopher & Banks Corp.	Shoe Carnival Inc.
Citi Trends Inc.	Wet Seal Inc. (The)
Coldwater Creek Inc.	Zumiez Inc.

        This peer group data was supplemented with published compensation survey data for general industry companies of similar revenue size. The compensation committee considered this market information, in combination with its assessment of individual and company performance, in making its determinations for 2012 compensation for NEOs.

        The compensation committee also reviews the Company's compensation and benefits programs from a risk perspective. The compensation committee has worked with management and its outside advisors to ensure that compensation programs have an appropriate balance of performance-oriented variability and safeguards that ensure programs do not encourage undue risk taking. For example:

  •
  Payouts under the annual incentive plan are limited to 200% of target bonus;

  •
  Performance criteria and the required levels of performance for each criterion are reviewed and approved by the compensation committee at the beginning of the year;

  •
  Financial performance criteria used to determine annual incentive payouts are reviewed and verified by the compensation committee after completion of the Company's annual financial audit;

  •
  Equity grants vest over a four-year period; and

  •
  Executives are subject to share ownership guidelines.

Elements of Compensation

        Our current executive compensation approach, which was set by our compensation committee with input from our Chief Executive Officer, consists of the following components:

  •
  Base salary;

  •
  Annual cash incentive awards linked to corporate and individual performance;

  •
  Annual grants of stock options;

  •
  Annual grants of restricted stock; and

  •
  Other executive benefits and perquisites.

Executive compensation includes both fixed compensation (base salary, benefits and executive perquisites) and variable compensation (annual bonus and equity grants). Each component is linked to one or more of the compensation philosophy objectives listed above. The fixed compensation is designed to induce talented executives to join or remain with our Company. Variable cash incentive awards are tied specifically to the achievement of the Company's annual financial objectives and individual performance. Target bonus amounts generally relate to the scope of responsibility for each named executive officer. Our bonus awards are designed to align each executive's annual goals for his or her respective area of responsibility with the financial goals of the entire business. The other element to variable compensation is stock option and restricted stock awards. As part of the compensation committee's review of executive compensation, the compensation committee established target annual equity grant ranges for executives. Two-thirds of the equity grant value is awarded in the form of stock options, to link the realizable compensation of executives to stockholder value creation. The remaining one-third is delivered in restricted stock, to further promote retention of executives and their link to stockholders through long term equity ownership.

Base Salary

        The base salary established for each of our NEOs is intended to reflect each individual's professional responsibilities, the skills and experience required for the job, their individual performance, business performance and a competitive salary based on market comparables. Our compensation committee, with input from the CEO, annually reviews base salaries and makes adjustments based on market information and its assessment of Company performance and individual contributions. In fiscal year 2012, based upon a market review undertaken in 2012, and in order to reward individual contributions for fiscal 2011 financial performance and to retain key executive officers, certain of our NEOs received base salary adjustments as follows: Ms. Angelo's salary was increased from $450,000 to $460,000. Mr. Stoltz's salary was increased from $350,000 to $425,000, and Mr. Swartwood's salary was increased from $240,000 to $260,000. Mr. Stoltz's salary increase also reflected the increase in responsibility commensurate with his promotion to Chief Operating Officer. Mr. Weinstein did not receive a salary increase in 2012.

Bonus Awards

        Our compensation committee, with input from the CEO, other than for his own bonus, determines annual cash bonus awards to our NEOs. The annual cash bonuses are intended to reward the achievement of corporate objectives linked to the Company's financial results. We believe that our bonus awards help the Company attract and retain qualified and highly skilled executives, and reward and motivate NEOs who have had a positive impact on corporate results.

 2012 Executive Bonus Plan

        For fiscal year 2012, the compensation committee established a bonus plan for executive officers and key employees based on EBITDA targets. Each of our NEOs was eligible to receive a bonus award from the bonus pool based on (1) achievement of the EBITDA target, (2) his or her position with the Company and (3) his or her relative contribution to the achievement of the EBITDA target. Since the threshold of EBITDA was not achieved in 2012, no bonuses were paid. For 2012, EBITDA goals were established as follows:

	Threshold	Target	Maximum	2012 Actual
EBITDA	$42.50 million	$45.75 million	$51.70 million	$25.60 million
Change vs. 2011 actual	+15%	+24%	+40%	-30%
Bonus Pool	$1.50 million	$2.30 million	$4.60 million	$0.00 million

        In addition to EBITDA performance, the compensation committee also considers individual management objectives for our Chief Executive Officer in determining actual incentive awards, however, as the 2012 threshold EBITDA was not met, none of the NEOs were eligible for a bonus relating to the achievement of individual objectives. Mr. Weinstein retired on August 16, 2012 and, therefore, was not eligible to receive an incentive award for 2012.

        For fiscal year 2012, no bonuses were awarded under the 2012 Executive Bonus Plan due to performance below threshold.

Equity-Based Compensation

        Our compensation committee believes that equity-based compensation is an important component of our executive compensation approach and that providing a significant portion of our NEOs' total compensation package in equity-based compensation aligns the incentives of our NEOs with the interests of our stockholders and with our long-term corporate success. Additionally, our compensation committee believes that equity-based compensation awards enable the Company to attract, motivate, retain and adequately compensate executive talent. As part of its 2012 compensation review, the compensation committee established target equity grant levels for executives. Currently, these annual equity grants are awarded in a combination of stock options (two-thirds of the annual grant value) and restricted stock (one-third of the annual grant value). Our compensation committee believes stock options provide our named executive officers with a significant long-term interest in the Company's success by rewarding the creation of stockholder value over time. Restricted stock grants serve as a valuable retention tool, and further align management and stockholders through equity ownership. These stock option and restricted stock grants generally vest over the course of four years with 25% of the shares vesting on the first anniversary of the grant date and the remaining portions vesting in twelve equal quarterly installments. In addition, in August 2012, in connection with his promotion to Chief Operating Officer, the Company granted Mr. Stoltz an option to purchase 50,000 shares of the Company's common stock.

        As a relatively new publicly traded company, the compensation committee felt that it was premature to grant equity with performance vesting criteria during 2011 or 2012. However, the compensation committee recognizes the market trends in this area, and may seek to grant performance-based equity in the future. At the 2012 Annual Meeting, stockholders approved the Amended and Restated 2006 Equity Incentive Plan (the "Equity Incentive Plan" or the "Plan"), which included provisions that would allow performance vesting equity grants in the future.

Stock Ownership Policy

        The compensation committee believes that, in addition to providing long-term performance pay, annual equity grants are a means to encourage long-term executive stock ownership. As part of its 2011 compensation review, the compensation committee established stock ownership guidelines for our non-employee directors in September 2011 and for our NEOs in March 2012. The guidelines are as follows:

  •
  Non-employee directors: 3x annual cash retainer fee

  •
  Chief Executive Officer: 3x salary

  •
  Executive Vice President(s) : 2x salary

  •
  Senior Vice Presidents: 1x salary

        Executives and non-employee directors will have five years from the latter of the introduction of these guidelines or their hire/promotion/election date to achieve compliance.

Other Executive Benefits and Perquisites

        To attract and retain qualified and highly skilled executives, we provide the following benefits to the NEOs who are Executive Vice Presidents and above:

  •
  Health insurance, including payment of 100% of the insurance premium;

  •
  Four weeks paid vacation;

  •
  Short-term disability as provided in certain named executive officer's employment agreements; and

  •
  Automobile allowance of $1,000 a month.

Compensation Recovery Policy

        The compensation committee will adopt, based on best practices, a policy regarding retroactive adjustments to any cash or equity based incentive compensation paid to the executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. The compensation committee will adopt a compensation recovery ("clawback") policy covering the annual and long-term incentive award plans and arrangements once the SEC issues final rules implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Retirement: 401(k) Plan

        We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, we sponsor a 401(k) plan pursuant to which we match a percentage of employee contributions for all employees who worked at least 1,000 hours and who were employed by us at the end of the plan year.

Nonqualified Deferred Compensation

        In July 2012, the Board of Directors elected to provide our executive officers and other key executives and director-level employees with a non-qualified defined contribution program beginning with the last full pay period in September 2012. Under the program, participants may defer up to 60% of their base salary and 100% of bonuses earned. The Company did not provide any incentive or matching contribution in fiscal 2012.

Severance and Change-in-Control Benefits

        The employment agreements for Mr. Stoltz and Ms. Angelo in place as of December 29, 2012, provide for compensation in the event of a termination of their employment due to death or disability,

without cause, and by the executive for good reason. We believe these severance benefits are essential elements of our executive compensation package by assisting in recruiting and retaining talented executives. Ms. Angelo has subsequently resigned from her role of Chief Merchandising Officer effective as of February 22, 2013.

        With respect to a termination due to death or disability, severance payments are equal to any unpaid portion of the executive's base salary, any unpaid bonus from prior years, and any other unpaid amounts and benefits to which the executive is entitled as of the termination of the executive's employment under any of our compensation plans and programs, the aggregate reduced by any insurance or disability benefits paid to the executive under our benefit plans.

        With respect to a termination without cause or for good reason, except for Mr. Swartwood, severance payments are equal to the executive's base salary for 12 months, any earned and unpaid bonus from prior years, and any other unpaid amounts and benefits to which the executive is entitled as of the termination of employment under any of our compensation plans and programs. Mr. Swartwood had an employment agreement in effect in fiscal 2012 that entitled him to severance equal to 6 months base pay, should he be terminated without cause. In February 2013 that agreement was amended to entitle Mr. Swartwood to severance equal to 12 months of base pay if he were to be terminated without cause.

        In March of 2013 the board of directors approved an Executive Severance Plan applicable to executives at or above the senior vice president level. The Plan provides for salary continuation for up to 12 months based upon length of service for applicable executives that are terminated without cause. The board of directors believes the Plan will assist in the Company's ability to attract and retain key talent.

        The severance and change-in-control benefits are described in full under the heading "Employment Agreements and Potential Payments Upon Termination or Change-in-Control."

Section 162(m) Compliance

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits deductions for federal income tax purposes to no more than $1.0 million of compensation paid to certain executive officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code and certain awards under our Equity Incentive Plan may qualify for the exemption if certain requirements are met. However the compensation committee may choose to provide compensation that may not be deductible if it believes that such payments are appropriate to ensure that our named executive officers receive total compensation that is competitive with our peer group or reflects superior performance.

 COMPENSATION COMMITTEE REPORT

        The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:
Donna R. Ecton, Chairman Scott M. Gallin David A. Katz

EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding compensation for fiscal years, 2010, 2011 and 2012 awarded to or earned by our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Non-Equity Incentive Plan Compensation	Bonus ($)	Stock Awards ($)(1)	Option Awards($)(2)	All Other Compensation ($)(3)	Total ($)
Thomas W. Stoltz(4)	2012	375,096	—	—	66,664	386,343	42,208	870,311
COO and CFO	2011	84,808	150,000	—	—	448,906	7,621	691,335
Matthew Swartwood(5)	2012	246,692	—	—	49,991	100,004	15,981	412,668
Senior Vice President, Stores	2011	113,538	100,000	30,000	—	226,040	23,670	493,248
B. Allen Weinstein(6)	2012	450,000	—	—	300,003	599,992	192,703	1,542,698
President & CEO	2011	474,577	742,606	—	200,011	399,993	35,345	1,852,532
	2010	382,692	416,000	—	—	—	29,452	828,144
Beth R. Angelo(7)	2012	453,346	—	—	199,992	400,000	36,708	1,090,046
Executive VP & CMO	2011	394,962	445,564	—	166,676	333,321	36,345	1,376,868
	2010	350,000	291,000	—	—	—	32,921	673,921

(1)
The amounts included in this column are the aggregate grant date fair value for restricted stock awards in accordance with FASB ASC 718 and exclude the effect of any estimated forfeitures of such awards.

(2)
For stock options granted in 2012 and 2011, the value set forth is the full grant date fair value, in accordance with FASB ASC 718. The weighted-average valuation assumptions used to determine the fair value of the option awards are described below.

	2012	2011
Expected option term	6.25 years	6.25 years
Expected volatility factor	66.3%	65.8%
Risk-free interest rate	1.0%	1.4%
Expected annual dividend yield	0%	0%
(3)
Represents amounts paid on behalf of each of the named executive officers for the following respective categories of compensation: 401(k) matching contributions for eligible employees; term life insurance; car allowance; health premiums and relocation expenses. The amounts paid in 2012 that exceeded $10,000 for Mr. Weinstein included $11,626 in health premiums and a car allowance of $1,000 per month. The amounts paid in 2012 that exceeded $10,000 for Ms. Angelo, Mr. Stoltz and Mr. Swartwood included a car allowance of $1,000 per month. Ms. Angelo and Mr. Stoltz received $17,728 each in health premiums. Mr. Stoltz received $12,481 for relocation expenses. Pursuant to his separation agreement, Mr. Weinstein received $173,077 in severance payments in connection with his retirement in August 2012.

(4)
Mr. Stoltz joined us in September 2011.

(5)
Mr. Swartwood joined us in June 2011.

(6)
Mr. Weinstein retired effective August 16, 2012.

(7)
Ms. Angelo resigned effective February 22, 2013.

 GRANTS OF PLAN BASED AWARDS DURING 2012

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
	Grant Date of Equity Incentive Plan Awards					Option Awards: Grant Date Fair Value ($)		Restricted Stock Awards: Grant Date Fair Value ($)
					Option Awards (#)		Restricked Stock Awards (#)
Name		Threshold ($)	Target ($)	Maximum ($)
Thomas W. Stoltz		$179,563	$276,250	$552,500
	4/16/2012				7,954	$133,328	2,411	$66,664
	8/23/2012				50,000	$253,015
Matthew Swartwood		$84,500	$130,000	$260,000
	4/16/2012				5,966	$100,004	1,808	$49,991
B. Allen Weinstein(1)		$—	$—	$—
	4/16/2012				35,794	$599,992	10,850	$300,003
Beth R. Angelo(2)		$239,200	$368,000	$736,000
	4/16/2012				23,863	$400,000	7,233	$199,992

(1)
Mr. Weinstein retired effective August 16, 2012 and his option and stock awards granted in fiscal year 2012 were forfeited.

(2)
Ms. Angelo resigned effective February 22, 2013 and her option and stock awards granted in fiscal year 2012 were forfeited.

 Outstanding Equity Awards at Fiscal Year End 2012

        The following table sets forth certain information with respect to outstanding equity awards of each of our named executive officers as of fiscal year end 2012:

		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Thomas W. Stoltz	8/23/2012	—	50,000	$8.37	8/23/2022	—	—	—	—
	4/16/2012	—	7,954	$27.65	4/16/2022	2,411	$22,953	—	—
	9/21/2011	12,500	27,500	$18.67	9/21/2021	—	—	—	—
Matthew Swartwood	4/16/2012	—	5,966	$27.65	4/16/2022	1,808	$17,212	—	—
	6/29/2011	5,625	9,375	$23.67	6/29/2021	—	—	—	—
B. Allen Weinstein(3)		—	—	—	—	—	—	—	—
Beth R. Angelo(4)	4/16/2012	—	23,863	$27.65	4/16/2022	7,233	$68,858	—	—
	9/16/2011	8,759	19,268	$19.76	9/16/2021	5,798	$55,197	—	—
	10/12/2009	65,790	36,678	$3.94	10/12/2019	—	$—	—	—

(1)
The options have a term of 10 years and vest in accordance with the following schedule: 25% of the options vest on the first anniversary of the grant date and the remaining options vest in 12 equal quarterly installments.

(2)
Represents restricted stock. Market value calculated based on the closing price of our common stock at $9.52 on December 28, 2012, the last business day of our fiscal year. These shares of restricted stock have a term of 10 years and generally vest in accordance with the following schedule: 25% of the options vest on the first anniversary of either the grant date or employment date, as applicable, and the remaining shares vest in 12 equal quarterly installments.

(3)
Mr. Weinstein retired effective August 16, 2012. Any unvested equity was forfeited as of such date and any vested stock options expired three months after such date.

(4)
Ms. Angelo resigned effective February 22, 2013. Any unvested equity was forfeited as of such date and any vested unexercised options will expire three months from the resignation date.

Options Exercised and Stock Vested in 2012

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas W. Stoltz	—	—	—	—
Matthew Swartwood	—	—	—	—
B. Allen Weinstein(3)	73,356	$795,174	—	—
Beth R. Angelo(4)	48,712	$1,147,076	2,637	$24,672

(1)
The amounts in this column represent the difference between (i) the market price of the shares of common stock acquired on exercise of the options, based on the actual selling price of the common stock on the date of exercise, and (ii) the option exercise price.

(2)
The amount in this column represents the fair market value of the stock award on the date of the vesting.

(3)
Mr. Weinstein retired effective August 16, 2012. Any unvested equity was forfeited as of such date and any vested stock options expired three months after such date.

(4)
Ms. Angelo resigned effective February 22, 2013. Any unvested equity was forfeited as of such date and any vested unexercised options will expire three months from the resignation date.

Pension Benefits

        We do not sponsor defined benefit plans. Consequently, our named executive officers did not participate in, or have account balances in, qualified or nonqualified defined benefit plans. Our board of directors or compensation committee may elect to adopt qualified or nonqualified defined benefit plans in the future if it determines that doing so is in our best interest.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreements

        We have entered into employment agreements with the following named executive officers:

        Thomas W. Stoltz—On September 7, 2011, we entered into an employment agreement with Mr. Stoltz which provides for an annual base salary of $350,000, subject to adjustment by our board of directors, a discretionary bonus, eligibility for an annual long-term equity grant valued at $150,000, and four weeks of paid vacation. In addition, it provides a $1,000 monthly car allowance, health care coverage and reimbursement of reasonable travel, entertainment and other business expenses. On August 16, 2012, in connection with his appointment as Chief Operating Officer and interim Chief Executive Officer, we entered into an amendment to Mr. Stoltz's employment agreement, which increased his base salary to $425,000, increased his discretionary bonus opportunity, increased his annual long-term equity grant eligibility to $300,000, and awarded a 50,000 option promotion grant.

        Beth R. Angelo—On October 14, 2010, we entered into an employment agreement with Ms. Angelo which provides for an annual base salary of $350,000 (that has been subsequently increased over time to $460,000), subject to adjustment by our board of directors, a discretionary bonus, and four weeks of paid vacation. In addition, it provides a $1,000 monthly car allowance, health care coverage and reimbursement of reasonable travel, entertainment and other business expenses. Ms. Angelo resigned her positions with the Company effective February 22, 2013.

        Matthew Swartwood—On June 29, 2011, we entered into an employment agreement with Mr. Swartwood which provides for an annual base salary of $240,000 (that has been subsequently increased over time to $260,000), subject to adjustment by our board of directors, a discretionary bonus and three weeks of paid vacation. In addition, it provides a $1,000 monthly car allowance and reimbursement of reasonable travel, entertainment and other business expenses. On February 13, 2013, we entered into an amendment to Mr. Swartwood's employment agreement to increase the period which he would receive severance payments, as described below.

        B. Allen Weinstein—On July 8, 2009, we entered into an employment agreement with Mr. Weinstein which provided for an annual base salary of $350,000 (which was subsequently increased over time to $600,000), a discretionary bonus, a grant of stock options, and four weeks of paid vacation. Mr. Weinstein retired effective August 16, 2012. For more information, see "Weinstein Separation Agreement" below.

Termination of Employment Agreements and Change-in-Control Arrangements

        The information below describes and quantifies certain compensation that would become payable under each named executive officer's employment agreement if, as of December 29, 2012, their employment agreements were in effect and their employment with us had been terminated. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

        The employment agreements for our named executive officers, other than Mr. Swartwood, provide for compensation in the event of termination of their employment due to death or disability, without cause, and by the executive for good reason. In general, these employment agreements contain the following termination-related provisions:

  •
  Termination Due to Death or Disability.  Severance payments equal to any unpaid portion of the executive's base salary, any unpaid bonus from prior years, and any other unpaid amounts and benefits to which the executive is entitled as of the termination of the executive's employment under any of our compensation plans and programs, the aggregate reduced by any insurance or disability benefits paid to the executive under our benefit plans.

  •
  Termination Without Cause or for Good Reason.  Severance payments equal to the executive's base salary for the period described below, any unpaid bonus from prior years, and any other unpaid amounts and benefits to which the executive is entitled as of the termination of employment under any of our compensation plans and programs.

  •
  Release.  Receipt of any severance and benefits upon termination without cause or for good reason is conditioned on the executive signing a release and waiver of claims in a form satisfactory to us.

  •
  Non-Competition.  Our executive officers are also generally prohibited from disclosing confidential information and trade secrets, soliciting any employee, vendor or customer for one year following termination of their employment and working with or for any competing companies during their employment and for one year thereafter.

  •
  "For Cause "Under the employment agreements, "cause" generally means (i) a material failure of the executive in performing his or her duties, (ii) willful misconduct, (iii) an act of moral turpitude, (iv) conviction of, or guilty plea or nolo contendere to, a felony or crime involving fraud, dishonesty or moral turpitude, (v) material breach of his or her employment agreement or a material policy or (vi) any breach of fiduciary duties of loyalty and trust.

  •
  "Good Reason ." Under the employment agreements, "good reason" generally means (i) a reduction in the executive's responsibilities without his or her consent, (ii) attempted or actual relocation of the executive's principal workplace beyond a 50 mile radius of our location or (iii) our failure to provide the executive's compensation, benefits and perquisites under his or her employment agreement.

        Thomas W. Stoltz—If Mr. Stoltz terminates his employment for good reason, he must provide us with 30 days' prior written notice. Mr. Stoltz would receive 12 months of his annual base salary if his employment is terminated without cause or for good reason.

        Beth R. Angelo—If Ms. Angelo terminates her employment for good reason, she must provide us with 60 days' prior written notice. Ms. Angelo would receive 12 months of her annual base salary if her employment is terminated without cause or for good reason. Ms. Angelo resigned her positions with the Company effective February 22, 2013.

        Matthew Swartwood—Mr. Swartwood would receive six months of his annual base salary if his employment is terminated without cause. Pursuant to Mr. Swartwood's employment agreement amendment made effective in February 2013, Mr. Swartwood's severance increased from six months to twelve months.

        Under our Equity Incentive Plan as currently in effect, in the event of a change in control (as defined in our Equity Incentive Plan), if the purchaser, successor or surviving corporation (or parent thereof) (the "Survivor") desires to assume an award, or issue a replacement award of the same type with similar terms and conditions, then the award shall be so assumed or replaced and shall be subject to the following: (i) one-half of the outstanding award, to the extent not already vested, shall be vested as of the date immediately prior to the date of the change of control (assuming, for any awards the vesting of which is contingent on the attainment of one or more performance goals, that performance had been met at the target level), and (ii) the remaining portion of the award shall vest in accordance with the terms of the award, provided that if the participant is terminated from service without cause within two years following the change of control, then any portion of the participant's award that is not then vested shall vest in full on the date immediately preceding the date of such termination of employment (assuming, for any awards the vesting of which is contingent on the attainment of one or more performance goals, that performance had been met at the target level). If applicable, each award which is assumed by the Survivor shall be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities which would have been issuable to the participant upon the consummation of such change of control had the award been exercised, vested or earned immediately prior to such change of control, and other appropriate adjustments in the terms and conditions of the award shall be made.

        To the extent the Survivor does not assume any awards, then all time-based awards shall accelerate and be deemed vested in full as of the date of the change in control and a pro rata portion of performance-based awards shall vest as of the date of the change in control based upon the number of days that have elapsed during the applicable performance period and assuming performance was met at the higher of the target level or the level that would have been achieved at the end of the performance period if achievement continued at the same rate in effect at the time of the change of control.

        If a participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that provides a more favorable result for the participant's awards upon a change of control than is provided by the previous paragraph, then the terms of such agreement shall apply to the participant's awards.

        In the event of a termination of employment (other than for death or disability), stock options remain exercisable to the extent vested for a period of three months from the date of termination. In the event a NEO's employment is terminated due to death or disability, stock options remain exercisable to the extent vested for a period of 365 days from the date of termination.

        The following table sets forth the amounts of compensation payable by us to our NEOs, including cash severance, benefits and perquisites and long-term incentives. The amounts shown assume that the specified event was effective as of December 29, 2012 under their employment agreements. The actual amounts to be paid can only be determined at the time of the termination of employment or change-in-control, as applicable.

Estimated Additional Compensation Triggered By Termination of Employment if Terminated on the Last Business Day of 2012

	Benefits and Payments	Termination by Company Without Cause		Employee Resignation for Good Reason	Termination Due to Death or Disability		Change-In- Control
Thomas W. Stoltz	Base-Salary	$425,000		$425,000	$—	(3)	$—
	Bonus	—	(1)	—	—	(2)	—
	Stock Options	—	(2)	—	—	(4)	$40,250	(5)
	Stock Awards	—		—	—		$12,031	(6)
Matthew Swartwood	Base-Salary	$130,000		$—	$—	(3)	$—
	Bonus	—	(1)	—	—	(2)	—
	Stock Options	—	(2)	—	—	(4)	—	(5)
	Stock Awards	—		—	—		$9,022	(6)
Beth R. Angelo(7)	Base-Salary	$460,000		$460,000	$—	(3)	$—
	Bonus	—	(1)	—	—	(2)	—
	Stock Options	$397,372	(2)	$397,372	—	(4)	$—	(5)
	Stock Awards	—		—	—		$51,866	(6)

(1)
In the event of termination, the named executive officers would receive any accrued and unpaid bonus amounts.

(2)
In the event the named executive officer's employment is terminated, except due to death or disability, only vested options remain exercisable for a period of three months from the date of termination.

(3)
In the event of termination due to death or disability, the named executive officers would receive any accrued and unpaid base salary.

(4)
In the event the named executive officers are terminated due to death or disability, only vested options remain exercisable for a period of 365 days from the date of termination.

(5)
Represents the difference between the closing price of our common stock on December 31, 2012 ($9.98), the first trading day following December 29, 2012, and the exercise price of the options held by each named executive officer.

(6)
The amounts in this column have been computed based on the closing price of our common stock on December 31, 2012 ($9.98), the first trading day following December 29, 2012.

(7)
Ms. Angelo resigned from the Company effective February 22, 2013. Any unvested equity was forfeited as of such date; any vested unexercised options will expire three months from the resignation date.

Weinstein Separation Agreement

        Effective August 16, 2012, Mr. Weinstein retired, resigning from his position as the Chief Executive Officer, and as a member of the board of directors of the Company. In connection with Mr. Weinstein's retirement, the Company and Mr. Weinstein entered into a separation agreement (the "Weinstein Separation Agreement"). Pursuant to the Weinstein Separation Agreement, the Company will pay Mr. Weinstein (i) severance equal to Mr. Weinstein's final base salary of $600,000, payable during the 13-month period following his termination in approximately equal bi-weekly installments in accordance with the Company's general payroll practices and (ii) approximately $23,077 representing his accrued and unused vacation time. Also, pursuant to the Weinstein Separation Agreement, Mr. Weinstein executed a release in favor of the Company. All unvested stock options and stock awards held by Mr. Weinstein as of his resignation were forfeited, and all of Mr. Weinstein's vested stock options remained exercisable for three months after his resignation date.

Executive Compensation Developments in 2013

Woolf Employment Agreement

        On February 4, 2013, the Company entered into an employment agreement with Mr. Woolf (the "Woolf Employment Agreement") in connection with his joining the Company as Chief Executive Officer, commencing on February 5, 2013. The term of the Woolf Employment Agreement is for five years and will automatically renew for additional one-year terms following the initial term and any renewal term thereafter, unless either party provides at least sixty days' prior written notice of its intention not to renew the Woolf Employment Agreement.

        The Woolf Employment Agreement provides for an annual base salary of $750,000, an annual target discretionary bonus of 100% of his base salary and, commencing in 2014, an annual long-term grant with two-thirds of the value of the grant to be in the form of options to purchase the Company's common stock and one-third of the value of such grant to be in the form of restricted stock. The Woolf Employment Agreement also provides Mr. Woolf with an automobile allowance of $1,000 per month, reimbursement of legal expenses incurred in negotiating the Woolf Employment Agreement (up to $5,000) and reimbursement for reasonable out-of-pocket expenses he incurs related to moving expenses, temporary living expenses in the Jacksonville, Florida area and closing costs for any permanent residence Mr. Woolf purchases in the Jacksonville, Florida area (up to a maximum of $30,000).

        In connection with his commencement of employment, on February 5, 2013, Mr. Woolf was granted (i) an option to purchase 300,000 shares of common stock of the Company at an exercise price equal to $7.94, vesting over four years with 25% of the shares underlying the option vesting on the first anniversary of the grant date and the remainder vesting in twelve equal quarterly installments thereafter and (ii) 150,000 shares of restricted stock, vesting in four equal annual installments on each of the first four anniversaries of February 5, 2013. The foregoing grants were made pursuant to the inducement grant exception set forth in NASDAQ listing Rule 5635(c)(4).

        The Woolf Employment Agreement provides that, in the event that the Company terminates Mr. Woolf's employment without cause, or Mr. Woolf terminates his employment for good reason, each as defined in the Woolf Employment Agreement, and Mr. Woolf has complied with his obligations under the Woolf Employment Agreement and signs a general release of claims in favor of the Company, then the Company shall pay Mr. Woolf (i) an amount equal to one year of his then-current base salary, (ii) if Mr. Woolf's termination of employment occurs on or after the date the Board of Directors determined the amount of the discretionary bonus payable with respect to the preceding fiscal year but prior to the payment thereof, the amount of such discretionary bonus; and (iii) monthly payments equal to the monthly employer contribution that the Company would have made to provide Mr. Woolf health insurance if he had remained employed by the Company for a period of twelve months following termination or Mr. Woolf's COBRA continuation period, whichever ends earlier.

        In the event that the Company terminates Mr. Woolf's employment without cause, or Mr. Woolf resigns for good reason, in either case within twelve months following a change of control, as defined in the Woolf Employment Agreement, and he signs a general release of claims in favor of the Company, then, in lieu of the benefits described in the paragraph above, the Company shall pay Mr. Woolf severance equal to two times the sum of Mr. Woolf's base salary then in effect and the average of the discretionary bonus received by Mr. Woolf for the two immediately preceding fiscal years (or one fiscal year if Mr. Woolf has not been employed for two such years).

        Mr. Woolf's Employment Agreement also provides that, in the event that his employment terminates due to death or disability, the Company shall pay Mr. Woolf (or his estate, if applicable) a prorated discretionary bonus for the year in which the termination occurs.

        Mr. Woolf's Employment Agreement also contains a provision that allows any payments otherwise due to him in connection with a change in control to be reduced to the extent necessary so that no excise taxes would be due on any such payments unless it is determined that Mr. Woolf would be better off, on a net after-tax basis, if such payments were not so reduced.

Angelo Separation Agreement

        Effective February 22, 2013, Ms. Angelo resigned from her position as the Chief Merchandising Officer and Executive Vice President, and as a member of the board of directors of the Company. Ms. Angelo has agreed to provide consulting services to the Company for a period of six months after her resignation. In connection with Ms. Angelo's resignation, the Company and Ms. Angelo entered into a separation agreement (the "Angelo Separation Agreement"). Pursuant to the Angelo Separation Agreement, the Company will pay Ms. Angelo (i) a monthly fee of $33,333 related to her consulting services for six months, (ii) severance equal to Ms. Angelo's final base salary of $460,000, payable during the 12-month period following her termination in approximately equal bi-weekly installments in accordance with the Company's general payroll practices, (iii) approximately $35,385 representing her accrued and unused vacation time and (iv) additional monthly payments if Ms. Angelo elects to purchase health continuation coverage through COBRA, in an amount equal to what the Company would have paid had her employment continued. Also pursuant to the Separation Agreement, Ms. Angelo executed a release in favor of the Company. All unvested stock options and stock awards held by Ms. Angelo as of her resignation were forfeited and Ms. Angelo's vested stock options will remain exercisable for 90 days after her resignation date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions Policy and Procedure

        Our board of directors has adopted a written policy for the review and approval of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to the chairman of our corporate governance and nominating committee. Additionally, in the case of 5% stockholders, we will solicit this information via an annual questionnaire. The policy calls for the proposed related person transaction to be reviewed and, if the transaction is deemed appropriate, approved by the corporate governance and nominating committee. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the corporate governance and nominating committee will review and, in its discretion, may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually and the corporate governance and nominating committee may establish guidelines for our management to follow its ongoing dealings with the related person.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the corporate governance and nominating committee after full disclosure of the related person's interest in the transaction. The written policy also provides for the standing pre-approval of certain related person transactions, such as the employment compensation of executive officers, director compensation and certain charitable contributions, among other things.

        We describe below transactions during our last fiscal year to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

  Registration Rights Agreement

        On October 1, 2006, we entered into a registration rights agreement with certain parties that included, among others, entities advised by PineBridge Investments (which employs our director, Scott Gallin), The Doolan Family First Limited Partnership (which is affiliated with our former director, Martin Doolan), Jerrold Rosenbaum, Beth R. Angelo and Laurie Bauguss. The agreement provides specified stockholders with certain demand and "piggyback" registration rights and other registration rights, subject to lock-up arrangements.

        Pursuant to our registration rights agreement, specified holders of our common stock issued upon conversion of our Series A preferred stock have the right at any time, but on not more than three occasions, to require us to register any or all of their shares under the Securities Act at our expense. Following a demand, all other holders of registrable securities may request the inclusion of any or all of their shares in the registration statement. Our obligations pursuant to this demand registration right is limited to offerings in which at least 80% of the securities to be registered are anticipated to be sold to the public. Under some circumstances, we may delay filing a registration statement for up to 180 days in a 12-month period. Additionally, all holders of registrable securities are entitled to request the inclusion of any of their shares in any registration statement, with some exceptions, at our expense whenever we propose to register any of our securities under the Securities Act. All demand and piggyback registration rights are subject to limitations that may be imposed by the managing underwriter on the number of shares to be included in the underwritten offering.

        Pursuant to our registration rights agreement, specified holders of our registrable securities are also entitled to additional short-form registration rights. Commencing on the date that we become eligible to register securities on Form S-3, each holder of at least 5% of our registrable securities who is a party to the registration rights agreement may request registration of their shares if the anticipated aggregate offering amount of the shares exceeds $1.0 million. There is no limit to the number of requests for registrations on Form S-3.

        In connection with all registrations pursuant to the registration rights agreement, we have agreed to indemnify all holders of registrable securities against specified liabilities, including liabilities under the Securities Act. All stockholders requesting or joining in a registration may be required to agree to indemnify us against certain liabilities, but in no event will any single stockholder's liabilities exceed the net proceeds to that stockholder from the sale of the registrable securities.

        The registration rights agreement will terminate upon the earlier of our voluntary liquidation or the sale of all or substantially all of our assets or outstanding common stock.

  Arrangements with Jerrold Rosenbaum

        Lease Agreement.    We lease our executive office, warehouse and distribution center from Powers Avenue Joint Venture, a Florida partnership, of which Jerrold Rosenbaum, a former director and a founder, owns approximately 87.3%, Beth R. Angelo, our former director and Chief Merchandising Officer, owns 4.7%, Laurie Bauguss, daughter of Jerrold Rosenbaum, owns 4.7% and Curtis Hill, our former President and Chief Executive Officer, owns 3.3%. The lease commenced on October 1, 2006 at an initial rental rate of $408,000 per year. The initial term of the lease expires on October 1, 2016. We have the option to extend the term of the lease for two consecutive periods of two years each. The rental rate (inclusive of taxes) for fiscal year 2012 per month was $40,408. As of December 29, 2012, we have an estimated $1.6 million commitment related to this lease.

        Consulting.    We paid Mr. Rosenbaum $10,577 for consulting services in 2012.

  Arrangements with Britt Bauguss and Laurie Bauguss

        Laurie Bauguss, a consultant, is the daughter of Jerrold Rosenbaum, a former director, and the sister of Beth R. Angelo, our former director and Chief Merchandising Officer. In fiscal year 2012, she earned $50,716 in consulting fees.

        Britt Bauguss, Director of Construction, is the son-in-law of Jerrold Rosenbaum, a former director, and the brother-in-law of Beth R. Angelo, our former director and Chief Merchandising Officer. Mr. Bauguss earned approximately $171,404 plus additional benefits of $21,728 for 2012.

 PROPOSAL NO. 2
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

        We are asking stockholders to approve an advisory resolution approving the Company's 2012 executive compensation for fiscal year 2012 as reported in this proxy statement.

        As described in the Compensation Discussion and Analysis section in this proxy statement, we design our executive officer compensation programs to attract, motivate, and retain executives who are capable of achieving our key strategic goals. Our compensation programs are designed to be competitive with comparable employers and to align the interests of management with stockholders by awarding incentives for the achievement of specific key objectives. Pay that reflects performance and alignment of that pay with the interests of long-term stockholders are key principles that underlie our compensation program design. We encourage you to closely review our "Compensation Discussion and Analysis" and "Executive Compensation" sections.

        The compensation committee continues to refine our executive compensation practices and policies consistent with evolving governance practices. We believe that the compensation actually received by our executives reflects our goal to align the interests of management with stockholders. We believe the information contained in our "Compensation Discussion and Analysis" reflects our commitment to pay for performance and to maintain a strong executive compensation governance framework.

        We are asking stockholders to approve the following advisory resolution:

    RESOLVED, that the stockholders of Body Central Corp. (the "Company") approve, on an advisory basis, the 2012 compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2013 Annual Meeting of Stockholders.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the board of directors. Although non-binding, the board and the compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our board of directors recommends a vote FOR the approval of the advisory resolution approving executive compensation for fiscal year 2012.

 AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors has reviewed and discussed the audited consolidated financial statements with management, which has represented that the Company's consolidated financial statements as of and for the fiscal year ended December 29, 2012 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management and PricewaterhouseCoopers, LLP, our independent registered public accounting firm, the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the consolidated financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements. Further, the Audit Committee has reviewed and discussed with management and our independent registered public accounting firm the adequacy of the Company's internal controls over financial reporting, and discussed with management the effectiveness of the Company's disclosure controls and procedures used for periodic public reporting.

        The Audit Committee has discussed with our independent registered public accounting firm the communications required by the Public Company Accounting Oversight Board (the "PCAOB") (United States), including those described in Auditing Standard No. 61, as amended, adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and have discussed PricewaterhouseCoopers, LLP's independence. We have discussed with PricewaterhouseCoopers, LLP those matters required by PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07, Communication with Audit Committees, of Regulation S-X.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 29, 2012 for filing with the Securities and Exchange Commission. The Audit Committee has appointed PricewaterhouseCoopers, LLP as our independent registered certified public accounting firm for 2013.

        This report is submitted by the members of the Audit Committee:

John K. Haley, Chairman Robert Glass Scott M. Gallin Donna R. Ecton

 PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

        The audit committee has appointed PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the fiscal year 2013, and has further directed that the board submit the selection of PricewaterhouseCoopers LLP for ratification by the stockholders at the annual meeting. During fiscal year 2012, PricewaterhouseCoopers LLP served as our independent registered certified public accounting firm. As described below, the stockholder vote is not binding on the audit committee. If the appointment of PricewaterhouseCoopers LLP is not ratified, the audit committee will evaluate the basis for the stockholders' vote when determining whether to continue the firm's engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the audit committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

        The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for fiscal 2011 and 2012.

	Fiscal Year
Fee Category	December 29, 2012	January 1, 2011
Audit Fees	$542,500	$758,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$542,500	$758,000

        Audit Fees:    Consists of fees billed or estimated to be billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports and services that are typically provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

        Pursuant to the audit committee charter, the audit committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The policy also authorizes the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

        Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

  Vote Required

        The approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered certified public accounting firm for fiscal 2013 requires the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting.

Our board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for fiscal year 2013.

 STOCKHOLDER PROPOSALS FOR THE 2014 MEETING

        Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in May 2014 must be received by us no later than December 3, 2013. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. Under our amended and restated bylaws, notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the annual meeting and will not be placed on the agenda for the meeting. However, in the event that less than 70 days notice or public disclosure of the annual meeting is given to stockholders, notice must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

OTHER MATTERS

        The board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the board to vote the shares represented by them in accordance with their best judgment.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: BODY CENTRAL CORP. M57809-P36528 BODY CENTRAL CORP. 6225 POWERS AVENUE JACKSONVILLE, FL 32217 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! ! ! ! ! ! ! For All Withhold All For All Except ! For Against Abstain VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 1. Election of Directors Nominees The Board of Directors recommends you vote FOR the following: 01) John K. Haley 02) Robert Glass The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Approval of an advisory resolution on executive compensation for fiscal 2012. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2013. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

M57810-P36528 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) BODY CENTRAL CORP. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS MAY 15, 2013 The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, appoints Brian Woolf and Timothy J. Benson, and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of stock of Body Central Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company and any and all adjournments or postponements thereof to be held on May 15, 2013, beginning at 9:00 a.m. local time, at the River Club, 35th Floor, One Independent Drive, Jacksonville, Florida 32202. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS. Continued and to be signed on reverse side